Exhibit 99.1
Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392
TARGETED GENETICS ANNOUNCES PRELIMINARY RESULTS OF PHASE I
CLINICAL TRIAL OF tgAAC94 IN PATIENTS WITH INFLAMMATORY ARTHRITIS
– Results demonstrate safety and support continued study of tgAAC94 in conjunction with TNF-a antagonists in inflammatory arthritis –
Seattle, WA — July 26, 2005 — Targeted Genetics Corporation (NASDAQ: TGEN) today announced that the preliminary results from its Phase I clinical trial of tgAAC94 in patients with inflammatory arthritis demonstrate that the experimental drug is well tolerated and can be safely administered directly into joints of patients with inflammatory arthritis. Preliminary data suggest improvements in signs and symptoms of arthritis in the treated joints.
The trial conducted in the United States and Canada was a multi-center trial of tgAAC94 injected locally into the arthritic joint. Fifteen patients who enrolled in the trial were randomized to receive either one of two escalating dose levels of tgAAC94 (n=11) or a placebo (n=4). The trial contained a placebo arm at each dose level, which was included primarily to assess whether any adverse events that might be seen were attributable to an intra-articular injection itself, as opposed to an intra-articular injection of tgAAC94.
The primary objective of the study was to evaluate safety of intra-articular injection of tgAAC94 in patients not on concomitant systemic tumor necrosis factor alpha (TNF-a) antagonist therapy. The data demonstrate that tgAAC94 was well-tolerated at doses up to 1x1011 DRP per mL of joint volume. Data was also collected on secondary parameters including improvements in arthritis signs and symptoms in the injected joint as measured by changes in joint swelling and tenderness using standardized arthritis index scores. Although the number of patients was small, in those treated with tgAAC94 and followed for four weeks, there was an indication of sustained improvement in signs and symptoms in nine of the eleven subjects. From continued follow up, the preliminary data also indicate that seven out of nine patients who received tgAAC94, and who have been evaluated through week eight following treatment, experienced sustained improvement in signs and symptoms of disease. In those subjects receiving placebo, improvements in arthritis signs were noted in two out of four subjects.
The trial has now been closed for enrollment and patients will continue to be followed for 24 weeks after injection. Additional clinical results will be reported at the next appropriate scientific venue.
“The preliminary results of this trial represent a key milestone in the development of our inflammatory arthritis program,” said H. Stewart Parker, president and chief executive officer of Targeted Genetics. “Based on the results of this trial, we expect to advance the development of tgAAC94 into the next stage of clinical development; including localized treatment of patients who are concurrently receiving systemic anti-TNF therapies, but who continue to suffer from one or more affected joints. We expect to begin the next clinical trial of tgAAC94 in the third quarter of this year.”
Over the past decade, advances in inflammatory arthritis drug discovery and development have identified TNF-a as a key mediator of disease-related inflammation and tissue damage. While anti-TNF-a therapies are now widely used in the treatment of inflammatory arthritis, there are a number of patients taking systemic anti-TNF-a therapies who do not fully respond to those therapies and still have one or several affected joints. tgAAC94 is an AAV-based product containing the gene for the soluble TNF-a receptor protein. tgAAC94 is delivered directly to the affected joint where it should express the soluble TNF-a receptor protein locally and on a sustained basis.
“In spite of advances in treatment options, particularly the use of systemic anti-TNF-á therapies, a significant number of patients with inflammatory arthritis do not experience an adequate response and have ongoing destructive inflammation in select joints. These patients are potentially ideal candidates for a localized, more concentrated delivery of anti-TNF-a therapy to the joint,” said Philip Mease, M.D., Chief, Rheumatology Clinical Research Division of Swedish Hospital Medical Center, Head of Seattle Rheumatology Associates, and a lead investigator in this clinical trial. “Though the patient numbers are relatively small and the study is not powered to show efficacy, I am encouraged that delivery of tgAAC94 directly into affected joints appears to be safe and has the potential to reduce signs and symptoms of arthritis. I am excited to begin additional studies using Targeted Genetics’ interesting approach to address this ongoing treatment challenge.”
In June 2004, the Company reported that in preclinical studies, rAAV-rat TNFR:Fc was delivered to the joints of rats with experimentally induced arthritis. The data from these studies demonstrated that a single injection of rAAV-rat TNFR:Fc vector into the ankles of arthritic rats resulted in a significant reduction in ankle and hind paw swelling as measured by arthritis index scores. The data also indicated that animals treated in a single joint experienced a reduction in swelling in the untreated joint as well as the treated joint. This was observed in the absence of significant levels of circulating TNFR:Fc protein. Preclinical evaluation of safety showed that rAAV-TNFR:Fc was safe and well tolerated.
About tgAAC94 and AAV technology
tgAAC94 uses Targeted Genetics Corporation’s rAAV (recombinant AAV) vector technology and contains a gene that encodes the soluble TNF-a receptor. The soluble TNF-a receptor is a TNF-a inhibitor. tgAAC94 is delivered directly to affected joints to induce the patient’s own joint cells to produce local concentrations of the TNF-a inhibitor to reduce inflammation associated with disease. tgAAC94 is being developed as a potential supplement to systemic anti-TNF-a protein therapy for use in patients with inflammatory arthritis where one or several joints do not respond to systemic protein therapy. Local administration of a DNA sequence encoding a soluble TNF-á receptor potentially may supplement currently used drugs in a number of inflammatory conditions. In addition, a locally administered anti-TNF-á therapy could also be useful in patients having a limited number of joints impacted by inflammatory arthritis who are at a risk for progressive joint damage but who may not require systemic therapy. The characteristics of AAV vectors make them well suited for delivery of genetic material to joints and other local environments. The Company’s rAAV technology platform is used to deliver genes and is based on AAV, a naturally occurring virus that has not been associated with any disease in humans.
About Targeted Genetics
Targeted Genetics Corporation develops molecular medicines for the prevention and treatment of acquired and inherited diseases. The Company has clinical product development programs targeting inflammatory arthritis and AIDS prophylaxis. The Company also has a promising pipeline of preclinical product development programs focused on congestive heart failure, Huntington’s disease, and hyperlipidemia. For more information about Targeted Genetics, visit its website at www.targetedgenetics.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our intellectual property, research programs and clinical trials, our product development and our potential development platforms including tgAAC94 and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company’s pipeline, ability to maintain patients in the trial for follow-up and future clinical trial plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, initial trial results not indicative of results from the completion of the trial, the timing, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the period ended March 31, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.
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